Exhibit 10.1

FIFTH AMENDMENT TO PILOT MINING TEST AGREEMENT AND THIRD AMENDMENT TO STRATEGIC ALLIANCE AGREEMENT

This Fifth Amendment to Pilot Mining Test Agreement and Third Amendment to Strategic Alliance Agreement and (“Fifth Amendment”) is effective as of February 8, 2023, and is entered into by and among DeepGreen Engineering Pte Ltd (“DeepGreen”), DeepGreen Metals Inc. (“DGM”), TMC the metals company Inc., where TMC becomes a party for the sole purpose outlined below (“TMC”) and Allseas Group S.A. (“Allseas”) (each is referred to as a “Party” and together as the “Parties”).

RECITALS

A.	Allseas and DeepGreen entered into that certain Pilot Mining Test Agreement dated July 8, 2019 (as amended by Amendment Number 1 dated December 18, 2019, by Amendment Number 2 dated February 20, 2020, and again by that certain Third Amendment to Pilot Mining Test Agreement and First Amendment to Strategic Alliance Agreement, dated March 4, 2021 (the “Third Amendment”) and again by that certain Fourth Amendment to Pilot Mining Test Agreement and Second Amendment to Strategic Alliance Agreement, dated June 30, 2021 and as otherwise amended) (collectively, the “Agreement”).

B.	DeepGreen, DGM and Allseas agreed to include and join TMC as a party to the Agreement for the sole purpose of performing its obligations under this Fifth Amendment and TMC agrees to be included and join the Agreement as a party for the sole purpose of being bound by its obligations under this Fifth Amendment.

C.	The Parties wish to further amend the Agreement and SAA as set forth in this Fifth Amendment.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.            Definitions. Capitalized terms used and not defined in this Fifth Amendment have the respective meanings assigned to them in the Agreement.

2.            Amendments. The Agreement and SAA are hereby amended as follows:

2.1.            Successful Completion. Notwithstanding anything to the contrary in the Agreement, this Fifth Amendment constitutes a Completion Certificate for the PMTS and that Successful Completion has been achieved for all purposes.

2.2.            Payment in Shares in Lieu of Cash. Notwithstanding anything to the contrary in the Agreement, Allseas shall not be entitled to any cash payment in connection with the Successful Completion, and in lieu of, and final satisfaction of, any cash payment due or that may be due to Allseas pursuant to the Agreement, TMC shall issue to Allseas, within 10 days of the date hereof, 10,850,000 Common Shares of TMC (the “Shares”). Allseas agrees and acknowledges that TMC shall issue the Shares in reliance on Allseas’ agreement and acknowledgement that such issuance is in lieu and full satisfaction of any cash payment that may have been or may be due to Allseas pursuant to the Agreement or any other understanding or agreement, written, oral, by email or otherwise, that any such payment obligations exists or may come into effect.

3.            Entire Agreement. This Fifth Amendment shall be read together with the Agreement as a single agreement, and together constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof. Each Party agrees to execute, acknowledge and deliver such further instructions, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Fifth Amendment. This Fifth Amendment may be executed in multiple originals, each of which shall be considered an original for all purposes and, collectively, shall be considered to constitute this Fifth Amendment. Signatures transmitted by facsimile or in a Portable Document Format (pdf) may be considered an original for all purposes, including, without limitation, the execution of this Fifth Amendment and enforcement of this Fifth Amendment. Where applicable, this Fifth Amendment shall be deemed to amend the SAA. This Fifth Amendment and the attachments hereto shall prevail in case of any conflict with the SAA or the Agreement as amended to date.

[SIGNATURE PAGE TO FIFTH AMENDMENT]

IN WITNESS WHEREOF, the Parties hereto have caused this Fifth Amendment to be effective as of the Closing.

Allseas Group S.A.

By:	/s/ E.P. Heerema
Name: E.P. Heerema
Title: President

DeepGreen Metals Inc.

By:	/s/ Craig Shesky
Name: Craig Shesky
Title: Director

DeepGreen Engineering Pte Ltd

By:	/s/ Gerard Barron
Name: Gerard Barron
Title: Director

TMC the metals company Inc.

By:	/s/ Gerard Barron
Name: Gerard Barron
Title: Chief Executive Officer

2